UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2026

Latigo Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43436	83-2625838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Rancho Conejo Boulevard Suite 305
Thousand Oaks, California 91320
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (805) 716-2927

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LTGO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2026, Latigo Biotherapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

All of the information furnished in this Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2026 (the “Effective Date”), the Board of Directors (the “Board”) of the Company approved the appointment of Todd Smith as the Company’s President and Chief Executive Officer, replacing Nima Farzan in such capacities. The appointment of Mr. Smith to these positions became effective as of the Effective Date, at which point Mr. Farzan ceased to serve in these positions and resigned as a member of the Board. Mr. Farzan’s resignation from the Board was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company and Mr. Farzan entered into a transition and separation agreement, pursuant to which Mr. Farzan will continue as an employee of the Company through January 1, 2027, unless earlier terminated (such date on which Mr. Farzan’s employment is terminated, the “Employment Separation Date” and the period between the Effective Date and the Employment Separation Date, the “Employment Transition Period”). During the Employment Transition Period, Mr. Farzan will continue to receive his current compensation. Following the Employment Separation Date, Mr. Farzan has agreed to continue as a consultant, providing transitional and advisory services through December 31, 2027, unless earlier terminated (such period, the “Consulting Period”). Mr. Farzan will continue to vest in his outstanding equity awards as the sole consideration for his consulting services during the Consulting Period. Following the Employment Separation Date, Mr. Farzan will be eligible to receive the severance benefits under the terms of the Company’s Severance Plan (the “Severance Plan”) as described under the section titled “Executive and Director Compensation – Potential Payments Under Termination or Change of Control” in the Company’s prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on August 7, 2026 (the “Prospectus”). Additionally, the Company has agreed to pay Mr. Farzan his 2026 annual bonus at 100% of his target.

Mr. Smith’s biographical information is contained in the Prospectus under the section titled “Management” and is incorporated by reference herein.

In connection with Mr. Smith’s appointment as the Company’s President and Chief Executive Officer, the Board, acting upon the recommendation of its Compensation Committee, approved the following compensatory arrangements for Mr. Smith, effective as of the Effective Date: (i) an annualized base salary of $775,000, (ii) an annual target performance cash incentive of 70% of his base salary, and (iii) an option to purchase the number of shares of Company common stock having a grant date fair market value of $20,000,000 (the “Option Award”). The Option Award will vest as follows: 1/4th of the shares will vest on the one-year anniversary of the Effective Date, with the balance vesting in a series of 36 successive equal monthly installments measured from the first anniversary of the Effective Date, subject to Mr. Smith’s Continuous Service (as defined in the Company’s 2026 Equity Incentive Plan) as of each such vesting date. In addition, Mr. Smith will be entitled to severance and change of control payments and benefits pursuant to the Severance Plan as the Company’s Chief Executive Officer, described under the section titled “Executive and Director Compensation – Potential Payments Under Termination or Change of Control” in the Prospectus.

Mr. Smith previously entered into the Company’s standard form of indemnity agreement for officers and directors of the Company, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-297518), filed with the SEC on July 17, 2026.

In connection with Mr. Farzan’s resignation from the Board, the Board size was decreased from seven to six directors. Additionally, in connection with Mr. Smith’s appointment as the Company’s President and Chief Executive Officer, he will no longer serve as a member of the Board’s Audit and Compensation Committees. Upon recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Beth Seidenberg, M.D., to its Audit Committee and Sara Bonstein to its Compensation Committee, in each case, effective as of the Effective Date.

In connection with the management transition, the Board approved the grant of stock options to Neha Krishnamohan to acquire 175,000 shares of the Company’s common stock and to Neil Singla to acquire 350,000 shares of the Company’s common stock. The options will vest as follows: 1/4th of the shares will vest on March 31, 2027, 1/4th of the shares will vest on the one-year anniversary of the Effective Date, with the remaining shares vesting on the 18-month anniversary of the Effective Date, subject, in each case, to such individual’s Continuous Service (as defined in the Company’s 2026 Equity Incentive Plan) as of each such vesting date.

Item 9.01 Financial Statements and Exhibits.

Exhibit number	Description

99.1	Press Release dated November 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Latigo Biotherapeutics, Inc.

Date:	November 5, 2026	By:	/s/ Neha Krishnamohan
Neha Krishnamohan Chief Financial Officer